                                                                 EXHIBIT 10.2

                                TRIPLE NET LEASE


                                TABLE OF CONTENTS




 1.  SALIENT LEASE TERMS
 2.  PREMISES AND ENTIRE PREMISES
 3.  DELIVERY AND ACCEPTANCE
 4.  LEASE TERM AND OPTIONS
 5.  RENT
 6.  USE
 7.  LANDLORD'S REPRESENTATIONS
 8.  OPTION TO PURCHASE
 9.  REAL ESTATE TAXES
10.  INSURANCE
11.  TITLE TO IMPROVEMENTS
12.  MAINTENANCE AND REPAIR
13.  ALTERATIONS
14.  NET LEASE
15.  UTILITIES
16.  CASUALTY
17.  CONDEMNATION
18.  CONSTRUCTION LIENS
19.  INDEMNITY
29.  QUIET ENJOYMENT
21.  DEFAULT
22.  ATTORNEYS' FEES
23.  SUBORDINATION AND NON-DISTURBANCE
24.  ASSIGNMENT
25.  HOLDING OVER
26.  SIGNS
27.  NOTICES
28.  ENVIRONMENTAL MATTERS
29.  MISCELLANEOUS



                                    EXHIBITS


                      A.     Sketch of Entire Premises
                      B.     Sketch of Epicure Parking Premises
                      C.     Permitted Exceptions
                      D.     Memorandum of Lease

THIS LEASE (the "LEASE"), is dated as of the first (1st) day of April, 1998 ("EFFECTIVE DATE"), and is between Landlord and Tenant.

                         ARTICLE 1 - SALIENT LEASE TERMS

1.1            ENTIRE PREMISES:

               All of that certain real property shown on Exhibit A attached hereto and made a part hereof and legally described as:

               All of Lots 2 through 8, Block 40, FIRST ADDITION TO COMMERCIAL SUBDIVISION OF THE ALTON BEACH REALTY COMPANY, a subdivision, according to the Plat thereof, as recorded in Plat Book 6, Page 30, among the Public Records of Dade County, Florida together with all buildings, improvements, facilities and permanent fixtures thereon, and all (a) all easements, privileges, mineral rights and appurtenances (including, without limitation, severable use and transferable development rights) appertaining to said real property; and (b) all rights, if any, which Landlord may have in any adjoining streets, alleys (including the "Alley", as designated on Exhibit A), roadways, and avenues, opened, vacated or proposed.

1.2            PREMISES:

               All of the Entire Premises, excepting only the (i) "Common Areas" as defined in Section 2.5, and (ii) "Third Party Leased Premises" as defined in
Section 1.9. The Premises contain app. [complete] square feet of floor area.

1.3            PARTIES AND NOTICE ADDRESSES:

          LANDLORD:

                              EDWARD THAL and LEONARD THAL dba E & L THAL REAL ESTATE ACCOUNT PARTNERSHIP, a Florida general partnership a/k/a E & L REAL ESTATE PARTNERSHIP, a Florida general partnership, a/k/a/ E & L THAL PARTNERS, a Florida general partnership c/o Mitchell Thal 3100 Prairie Miami Beach, FL 33140



          TENANT:

                              NATIONAL DELI CORPORATION, a Florida corporation 12711 Ventura Boulevard, Suite 400 Studio City, California 91604 Attention: Isaac Starkman

1.4            STORE:

               That certain store and related uses known as the "Epicure Market", consisting of, without limitation, a gourmet market, bakery, commissary, office and warehouse space located at the Premises.

1.5            TERM:

               Twenty (20) years following the Effective Date, plus the period until the end of the month (which, for purposes of Rent as provided in Section 1.7, shall be deemed part of Year 1), plus, if exercised, the Renewal Options (See Section 1.6)

1.6            RENEWAL OPTIONS:

               Four (4) additional five (5) year periods (Setion 4.2)

1.7            RENT:

                             Years          Per Annum             Per Month
                             -----          ---------             ---------
                             1-5            $400,000             $33,333.33
                             6-10           $440,000             $36,666.67
                             11-15          $484,000             $40,333.33
                             16-20          $508,200             $42,350.00

                             *First Option Term             $533,610            $44,467.50
                             *Second Option Term            $560,290.50         $46,690.88
                             *Third Option Term             $588,305.03         $49,025.42
                             *Fourth Option Term            $617,720.28         $51,476.69
                                    * (if exercised)

1.8            EPICURE PARKING PREMISES:

               That certain real property shown on Exhibit B attached hereto and made a part hereof and legally described as:

               All of Lot 15, Block 40, THE ALTON BEACH REALTY COMPANY'S SUBDIVISION, a subdivision, according to the Plat thereof, in the West 1/2 of Blocks 17, 40 and 45, in Section 33, Township 53 South, Range 42 East, as recorded in Plat Book 6, Page 165, among the Public Records of Dade County, Florida together with all buildings, improvements, facilities and permanent fixtures thereon, if any, and all (a) all easements, privileges, mineral rights and appurtenances (including, without limitation, severable use and transferable development rights) appertaining to said real property; and (b) all rights, if any, which Tenant may have in any adjoining streets, alleys (including the "Alley", as designated on Exhibit B), roadways, and avenues, opened, vacated or proposed.

1.9            THIRD PARTY LEASED PREMISES:

               As shown on Exhibit A (which include the two existing "empty" spaces). As of the Effective Date, Landlord represents that the Third Party Leased Premises are subject only to the following leases (collectively, the "Existing Leases"): (i) written Business Lease dated November 22, 1995 ("Ace Lease") by and between Landlord and So Be Ace Hardware, Inc., a Florida corporation ("Ace"), respecting the "Ace Hardware" premises as shown on Exhibit A (Page 2 of 3); (ii) written Business Lease dated April 1, 1992, as extended by letter dated September 6, 1996 ("Gridiron 1st Floor Lease"), by and between Landlord and South Beach Ironworks, Inc., successor to 97 Corp., a Florida corporation ("Gridiron"), respecting the "Gridiron Club" first floor premises as shown on Exhibit A (Page 2 of 3); (iii) written Business Lease dated July 28, 1992, as extended by letter dated September 6, 1996 ("Gridiron 2nd Floor Lease"), by and between Landlord and Gridiron, respecting the "Gridiron Club" second floor premises as shown on Exhibit A (Page 3 of 3); (iv) written lease dated January 8, 1996 ("United Lease"), by and between Landlord and United Factories Corp. USA, Inc., a Florida corporation ("United"), respecting the "United" premises as shown on Exhibit A (Page 3 of 3); and (v) non-written lease ("Security Guard Lease"), by and between Landlord and Floyd Fairbairn ("Security Guard"), respecting the Security Guard premises as shown on Exhibit A (Page 3 of
3). Ace, Gridiron, United and the Security Guard may be collectively referenced as the "Existing Tenants". All of the said existing tenancies are commercial tenancies, except for the Security Guard Lease which is a residential tenancy. The Third Party Leased Premises contain app. [this blank to be completed ] square feet of floor area.

1.10           CONTENTS OF LEASE:

               Pages 1 through 30 Sections 1.1 through 29.25

                    ARTICLE 2 - PREMISES AND ENTIRE PREMISES

               2.1 Premises: Landlord hereby leases to Tenant and Tenant hires from Landlord, the Premises, lying within the Entire Premises. During the Term, Tenant, for itself and its agents, employees, contractors and invitees, shall have the sole and exclusive right of use and possession of the Premises, and no other party shall have any rights in respect to the same.

               2.2    Entire Premises:

                      (a) Easements. Landlord does hereby grant and convey to Tenant the non-exclusive right and easement, in common with the tenants of the Third Party Leased Premises and their respective employees, agents and invitees, to use all of the Common Areas for their respective purposes. Landlord does hereby further grant and convey to Tenant the non-exclusive right and easement, in common with the tenants of the Third Party Leased Premises, for the installation, maintenance and repair of, and access to, all sewer, water, gas, telephone, communications and electric utilities and related facilities within the Third Party Leased Premises for the purpose of servicing the improvements permitted by this Lease, so long as such easement does not unreasonably interfere with the operation of business in the Third Party Leased Premises. Landlord reserves the non-exclusive right and easement, in common with Tenant, for the maintenance and repair of, and access to, all sewer, water, gas, telephone, communications and electric utilities and related facilities within the Premises for the purpose of servicing the Third Party Leased Premises, so long as such easement does not unreasonably interfere with the operation of business in the Premises.

                      (b) Parking Intensive and Offensive Uses. Tenant has entered into this Lease in reliance upon representations by Landlord that the Third Party Leased Premises is and will remain retail in character, and, further, no part of which shall be used as a theater, auditorium, meeting hall, school, or other place of public assembly, dance hall, billiard or pool hall, massage parlor, video game arcade or other amusement center, bowling alley, skating rink, car wash, night club or adult book or adult video tape store or other offensive use.

                      (c) Landlord Maintenance. Landlord shall maintain the Entire Premises (including the Common Areas described in subparts (ii) through
(iv) of Section 2.5 but excluding all other Common Areas and the Premises), in good order and condition consistent with the current condition and other buildings of similar size, age and nature in "South Beach", Miami Beach, Florida, and Landlord agrees to promptly commence and diligently pursue to completion any and all repairs, maintenance and replacement required hereunder, all with as minimal interference to the operation of Tenant's business in the Premises as practicable under the circumstances. Notwithstanding the foregoing provisions of this Section 2.2(c), for the period of the Term following the tenth anniversary of the Effective Date, if Landlord has complied with its obligations under Section 10.1 but to the extent that Landlord's insurance coverage does not provide proceeds to fully fund Landlord's obligations under this Section 2.2(c), then regardless of whether or not any casualty occurred:
(i) Landlord shall not be obligated to perform such uninsured repair, maintenance or replacement obligation (in any case, an "Uninsured Item"), (ii) if Landlord shall not timely perform such Uninsured Item, Tenant shall then have the option to purchase the Entire Premises in accordance with the provisions of
Section 8.1(b) and other provisions contained in Article 8 hereof, as though the "Notice of Intent to Sell Date" shall be the earlier of the delivery of notice by Landlord that it does not intend to perform such Uninsured Item or the expiration of the time within which Landlord is obligated to perform such Uninsured Item, (iii) the "Earlier Option Price", as applicable to such purchase shall be reduced by the reasonable and verifiable costs to be incurred by Tenant in subsequently performing such Uninsured Item, and (iv) at closing, Landlord shall assign to Tenant the right to receive any insurance proceeds respecting the Entire Premises. Landlord's construction, operation and maintenance of the Entire Premises shall be in accordance with all applicable laws, rules and ordinances. In the event Landlord's performance of its obligations under this
Section 2.2(c) interfere with Tenant's business such that Tenant, in its exercise of reasonable judgment, shall close for business, then a just and fair proportion of the Rent shall abate until Tenant, in its exercise of reasonable judgment, shall re-open for business.

                      (d) Prohibited Acts. Subject to the requirements of law or pursuant to any governmental or quasi-governmental orders or requirements, Landlord shall not take or permit any act or omission (including without limitation, making any changes in the Common Areas), which shall (i) reduce parking for the Entire Premises or materially impair the access to or the visibility of the entrance(s) or the storefront of the Premises or Tenant's exterior signage on or in the Entire Premises or the access or frontage; (ii) Landlord shall not construct or permit the installation, placement or construction of any structures, improvements or equipment within or adjacent to the Entire Premises, without the prior written consent of Tenant, which shall not be unreasonably withheld; (iii) Landlord shall not take or permit any act or omission which shall materially impair Tenant's ability to do business in the Premises; (iv) Landlord shall not seek, consent or participate (except by way of objection if requested by Tenant) to any parking variances affecting the Entire Premises. Should Landlord violate any of the provisions of this Section 2.2, Tenant shall have the continuing right to terminate this Lease or, at its option, to receive an abatement of Rent and all other rents and charges hereunder for the total period of such violation, in addition to any other remedies it may have in law or equity (including injunctive relief). Without Tenant's prior written consent, Landlord shall not lease the Third Party Leased Premises or any part thereof for a term (inclusive of renewal options) (a) in excess of five (5) years, or (b) extending beyond the 40th anniversary of the Effective Date.

                      (e) Gross Leasable Area. As used herein, the term "Gross Leasable Area" shall be defined as all areas available, or held for the exclusive use and occupancy of occupants or future occupants of the Entire Premises, measured from the exterior surface of exterior walls (and from extensions thereof in the case of openings) and from the center of interior demising partitions. The Gross Leasable Area shall not include the Common Areas. As of the Effective Date, the parties agree that the Gross Leasable Area of the Premises is [to be provided prior to Closing], and that the Gross Leasable Area of the Entire Premises is [to be provided prior to Closing].

               2.3 Adjacent Property: If Landlord or any parent, subsidiary, affiliate, partner, officer, shareholder or employee of Landlord (in any case, a "Landlord Affiliate"), directly or indirectly, owns or acquires any legal, financial, beneficial or other interest within the area bounded on the east by Alton Road, bounded on the west by West Avenue, bounded on the south by Lincoln Road and bounded on the north by 17th Street ("Adjacent Property"), then (unless the context clearly otherwise requires) the provisions of this Lease pertaining to the Entire Premises, including without limitation, those pertaining to Landlord's obligations to maintain, Tenant's rights to use and Tenant's exclusive and restrictive covenants, shall likewise apply to the Adjacent Property as though fully set forth herein. Neither Landlord nor any Landlord Affiliate, directly or indirectly, shall own or acquire any legal, financial, beneficial or other interest or lease or sell any property to or for, any business activity similar to any portion of the Store within the Adjacent Property.

               2.4 Epicure Parking Premises: Tenant agrees that, so long as this Lease is in full force and effect, it shall use the Epicure Parking Premises primarily for parking, solely for the benefit of the Premises (except as otherwise required by agreements to which this Lease is subject).

               2.5 Common Areas: The term "Common Areas" as used herein shall mean all those portions of, and facilities within, the Entire Premises which are intended for the common use of the occupants, their customers, agents and employees, as follows: (i) second floor [on Lots 4 & 5, above the "Ace Hardware"] hallway and bathrooms, all as shown on Exhibit A (Page 3 of 3); (ii) entrances, hallways and stairway on Lots 4 & 5; (iii) rear driveway and loading area on Lots 6 & 7, as shown on Exhibit A (Page 3 of 3); and (iv) areas for common utilities serving the Entire Premises.

               2.6 Special Parking Lease: Landlord and Tenant acknowledge that a portion of the Epicure Parking Premises is encumbered by that certain Parking Space Lease dated as of November 13, 1997, as amended by Amendment to Parking Space Lease of even date herewith (collectively, the "Special Parking Lease") by and between Landlord, as tenant, and Tenant (as successor in interest to Epicure Market, Inc.), as landlord, respecting 13 parking spaces. Landlord further acknowledges that, notwithstanding anything contained in this Lease, (a) if Tenant, in its sole but reasonable discretion, determines that the Special Parking Lease is adverse to the Premises or the Store, Tenant may require the termination of the Special Parking Lease, (b) in such event, Landlord, at its sole cost and expense, shall (i) take all such steps as may be reasonably required by Tenant to terminate the Special Parking Lease, (ii) comply with the provisions of Section 2 thereof and obtain an unconditional permanent certificate of occupancy for the "1668 Building" as referenced in the Special Parking Lease (and Landlord specifically acknowledges that such compliance may entail a payment to the City of Miami Beach, and (c) if Landlord fails, within thirty (30) days after written notice from Tenant, to satisfy its obligations under subpart (b) of this Section 2.6, then Tenant shall be permitted to take such actions on behalf of Landlord and pay such sums, and to offset all of the costs and sums thereof against any monies thereafter due Landlord hereunder.

                       ARTICLE 3 - DELIVERY AND ACCEPTANCE

               3.1 AS IS Delivery: Landlord shall deliver, and Tenant shall accept, the Premises in their AS IS condition, subject to Landlord's obligations otherwise herein expressed and Landlord's Statement set forth in Section 7.1 hereof.

                       ARTICLE 4 - LEASE TERM AND OPTIONS

               4.1 Initial Term: The Term shall commence on the Effective Date and shall expire as specified in Section 1.5, unless extended or earlier terminated as provided herein.

               4.2 Options to Renew: Tenant may extend the original term of this Lease for the additional periods set forth in Section 1.6, on the terms and conditions set forth herein, by notifying Landlord not less than six (6) months prior to the expiration of the original term, or each extended term, as the case may be. Should Tenant neglect to exercise any option by the dates specified above, Tenant's right to exercise shall not expire until thirty (30) days after notice from Landlord of Tenant's failure to exercise the option.

                                ARTICLE 5 - RENT

               5.1 Payment: During the Term, Tenant shall pay Rent to Landlord as specified in Section 1.7, plus all applicable sales and/or rent taxes due thereon. Rent shall be payable in advance on or before the first (1st) day of each calendar month during the Term. If the Lease commences other than on the first day of a calendar month, the first month's Rent shall be prorated accordingly and paid with the Rent for the first full month. All rent and other payments to be made by Tenant to Landlord shall be sent to the place to which notices are required to be sent, unless otherwise directed by Landlord in writing.

                                 ARTICLE 6 - USE

               6.1 Use: The Premises is initially intended to be used primarily for grocery store purposes, and other purposes as conducted on the Effective Date.

               6.2 Restrictive Covenants: Tenant agrees not to conduct any business in the Premises in violation of the provisions of Section 2.2(b) hereof. So long as the "Ace Exclusive" as set forth on Exhibit C attached hereto and made a part hereof is effective, Tenant agrees not to conduct business in the Premises in a manner which would violate the "Ace Exclusive". So long as the Gridiron 1st Floor Lease and/or Gridiron 2nd Floor Lease is effective, and the tenant thereunder is operating as a gymnasium/exercise/health club facility, Tenant agrees not to operate a gymnasium/exercise/health club facility in the Premises. Notwithstanding the foregoing, Tenant shall not be prohibited in any way from selling health foods and/or health related products.

                        ARTICLE 7 - LANDLORD'S STATEMENT

               7.1 Landlord's Statement: Landlord represents and warrants to Tenant, all of the following:

                             (i) Organized and Good Standing.  Landlord is a
general partnership duly organized, validly existing and in good standing under the laws of the State of Florida with full power to consummate the transactions contemplated herein. As of the Effective Date, the sole general partners of Landlord are Edward Thal and Leonard Thal, or trusts or family partnerships established under their estate plans, but which they control. Landlord represents to Tenant that the individuals executing this Agreement are competent to do so.

                             (ii) Authorization of Agreement. Landlord has full
legal right, power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement and all other agreements and instruments to be executed by Landlord in connection herewith have been duly executed and delivered by Landlord, have been effectively authorized by all necessary action, partnership or otherwise, and constitute the legal, valid and binding obligations of Landlord.

                             (iii) No Conflicts.  Except as otherwise disclosed
in the Purchase Agreement and/or herein, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will
(a) constitute or result in a breach of, or a default under, any term or provision of any agreement, license, franchise, or permit to which Landlord is a party or by which any of the Entire Premises is bound, (b) to the best of its knowledge, constitute or result in a violation by Landlord of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award,
(c) result in an imposition of any encumbrance, restriction or charge on any of the Entire Premises, or (d) conflict with or result in a violation of any provision of the partnership agreement of Landlord.

                             (iv) Ownership of the Entire Premises. The Landlord
is the sole owner in fee simple of all of the Entire Premises, free and clear of any and all liens, claims, taxes, assessments and encumbrances of whatsoever kind or nature, except for the Permitted Exceptions and such other matters as shall be disclosed in Tenant's title commitment and Survey. To the best of its knowledge, no portion of the Entire Premises is affected by any special assessment, pending or certified, whether or not constituting a lien thereon.

                             (v) Condition of Property.  To the best of its
knowledge, all structures, improvements, systems and fixtures upon and/or within the Entire Premises conform to any and all applicable federal, state and local laws and are in good operating condition and order.

                             (vi) Compliance with Laws. Except as disclosed in
the Purchase Agreement and herein, to the best of its knowledge, (a) Landlord holds valid and effective certificates of occupancy and all requisite zoning, building, safety, fire and health approvals and all other licenses and permits required by applicable law relating to the Entire Premises, (b) to the best of its knowledge, neither Landlord nor its tenants have violated, in any material respect, any federal, state, local or foreign law, regulation or order, relating to the Entire Premises, (c) Landlord has not received any notice of any such violation, (d) to the best of its knowledge, the licenses and permits pertaining to the Entire Premises, copies of which have been furnished to Tenant, constitute all approvals, authorizations, consents, licenses, orders and permits of all governmental agencies, whether federal, state or local, related to the Entire Premises, the absence of which would adversely affect the Entire Premises, and (e) to the best of its knowledge, all such licenses and permits are in good standing, free from default or violation, and are fully paid for, through the dates set forth therein.

                             (vii) Litigation. Except if and as set forth in
Schedule 7.1(vii) attached hereto and made a part hereof, there are no claims, disputes, actions, proceedings or investigations of any nature pending or, to its best knowledge, threatened, against or involving the Entire Premises ("Landlord Pending Litigation").

                             (viii) Insolvency. There are no attachments,
execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings pending or, to the best of its knowledge, threatened against Landlord, nor are any such proceedings contemplated by Landlord. Landlord is not insolvent.

                             (ix) Adjoining Property.  There are no written or,
to the best of their knowledge, other binding agreements between Landlord and the owner or occupants of any lands adjoining or proximately located to the Entire Premises and/or the Entire Premises affecting the use or enjoyment of either of the same.

                             (x) No Condemnation.  There is no pending or, to
the best of its knowledge, threatened, condemnation or similar proceeding affecting the Entire Premises.

                             (xi) Possession. There are no parties in possession
of any portion of the Entire Premises, other than the Existing Tenants under the Third Party Leases.

                             (xii) Other Information. Pursuant to the Property
Data Certification (as defined in the Purchase Agreement), to the best of its knowledge, the information therein provided pertaining to the Entire Premises, constitute true, accurate and complete listings of all of the items referenced therein. To the best of its knowledge, all information provided and to be provided by Landlord to Tenant in this Agreement or in any other writing pursuant hereto does not and will not contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they are made, not materially false or materially misleading. Copies of all documents heretofore or hereafter delivered or made available to Tenant pursuant hereto were or will be true, complete and accurate records of such documents.

                             (xiii) Landlord Executory Contracts. (a) Other than
as identified in Schedule 7(B)(xiii) if attached hereto in which event the same shall be deemed a part hereof, Landlord is not party to any material executory contract affecting the Entire Premises; and (b) all material Landlord Executory Contracts are in full force and effect, and to the best of its knowledge not in violation or default by any party thereto, nor to the best of its knowledge has there occurred any event, with the passage of time, the giving of notice, or both, may constitute a violation or default by any party thereto.

                             (xiv) Taxes. Landlord has paid all real estate and
personal property taxes and general and special assessments through the calendar year 1996. Landlord has paid or otherwise reasonably arranged for payment of all sales taxes, assessments, fees, and other government charges levied upon its assets and income or otherwise relating or attributable to the Entire Premises for all periods prior to the Effective Date. To the best of its knowledge, there are no unassessed tax deficiency that has been proposed or threatened against Landlord by any taxing authority. No audits of any tax return are in progress, and there are not in force any agreements by Landlord for the extension of time for the assessment or payment of any tax. Landlord shall protect, defend, indemnify and hold Tenant harmless from and against any liability for sales tax attributable to the Entire Premises that is unrelated to Tenant's use thereof after the Effective Date.

                             (xv) No Conservation District. To the its best
knowledge, the Entire Premises is not subject to any historical, conservation or similar or other law restricting its use (other than building and zoning laws of general import in Miami Beach, Florida). However, given the that so much of the City of Miami Beach is undergoing restoration, the Entire Premises may be subject to the foregoing restrictions. Landlord has not undertaken any investigation to determine that fact.

                             (xvi) Insurance. Landlord maintains reasonable and
customary insurance policies, including, without limitation, general liability, property and personal liability insurance, which insure the Landlord and such other parties to whom Landlord may become liable against such losses and risks generally insured against by comparable property owners (collectively, the "Landlord Insurance Policies").

                             (xvii) Environmental. To the best of its knowledge,
neither the Entire Premises nor any part thereof is contaminated by or contains any Hazardous Substance, and Landlord and the Entire Premises comply and at all times have complied with each and every environmental law, rule, ordinance, regulation and code provision now in effect, the violation of which would adversely affect the Entire Premises.

                             (xviii) No Prohibitive Agreements. From and after
the Effective Date, Landlord shall not amend or enter into (or otherwise allow) any new covenants, restrictions, easements, agreements or encumbrances so as to prohibit the Epicure Business use or so as to materially adversely affect Tenant's rights or materially increase Tenant's obligations under the New Lease.

                             (xix) No Exclusives. Except for the Ace Exclusive,
no leases currently respecting any portion of the Entire Premises contain any exclusive rights or restrictive covenants of any kind or nature.

               The representations and warranties set forth in Section 7.1 shall be true and correct as of the Effective Date and shall survive for a period of eighteen (18) months thereafter; provided however, that if any breach of representation or warranty involves fraud, the applicable limitation shall be as provided in Fla. Stat. Setion 95.11(3)(j).

               7.2 Exclusive: Landlord warrants and covenants to Tenant that during the initial and any extended term hereof, no other party may operate business, primary or otherwise, within the Entire Premises or such additional property as contemplated in Section 2.3 hereof for the purpose of a grocery store or supermarket or for the sale of any food or beverages for on or off premises consumption (except, as a minor incidental use, Gridiron Club or a replacement health club thereof, may sell beverages and health club snack foods normally sold in a health club). Landlord agrees to enforce the terms of this
Section 7.2 against all tenants and other parties in the Entire Premises, including through all legal proceedings. In the event of a breach of this
Section 7.2, Tenant shall be entitled to any and all legal and equitable remedies permitted by applicable law, including without limitation, termination and/or injunctive relief; and, in addition thereto, Tenant shall be permitted to abate all rents and charges herein until such violation ceases.

                         ARTICLE 8 - OPTION TO PURCHASE

               8.1    Option to Purchase:

                      (a) Option to Purchase at 39 Years. Provided Tenant shall be in legal possession of the Premises during the 39th year of the Term (i.e. within the Fourth Option Term), Tenant shall have the option to purchase the Entire Premises (the "39 Year Option"), for the 39 Year Option Price (defined below). Such 39 Year Option shall be exercised, if at all, prior to the 39th anniversary of the Effective Date, and shall be closed, if exercised, within six
(6) months after the date on which Tenant delivers written notice of its exercise of the 39 Year Option (the "39 Year Notice Date"). Subject to the provisions of Section 8.1(c), the "39 Year Option Price" shall be equal to the sum of (i) $6,177,200, plus (ii) the product of (1) ten (10) multiplied by (2) the net annual base rent (i.e. exclusive of taxes, maintenance, insurance and other costs) of all bona fide independent fair rental value leases respecting the Third Party Leased Premises ("Third Party Leases") for the twelve (12) month period preceding the 39 Year Notice Date. If Tenant does not exercise the 39 Year Option within the time herein provided, the 39 Year Option shall be deemed waived. Wrongful failure to close by either party after exercise of the 39 Year Option shall be a default by such failing party.

                      (b) Option to Purchase upon Intent to Sell. Landlord agrees that, without the prior written consent of Tenant, no fractional part of the Entire Premises can be sold, conveyed or otherwise transferred. Landlord also agrees that the Entire Premises cannot be sold, conveyed or otherwise transferred without first providing Tenant with a two (2) month period within which to exercise an additional option to purchase the Entire Premises. Accordingly, Tenant shall have the option to purchase the Entire Premises (the "Earlier Option"), for the Earlier Option Price (defined below), in accordance with the following provisions. The Earlier Option shall be exercised, if at all, within two (2) months after the date on which Landlord delivers written notice of its intent to sell, convey or otherwise transfer the Entire Premises to Tenant ("Notice of Intent to Sell Date"), and shall be closed, if exercised, within four (4) months of the date on which Tenant delivers written notice to Landlord of Tenant's exercise of the Earlier Option ("Notice of Exercise of Earlier Option Date"). As a condition to the proper exercise of the Earlier Option, Tenant shall deliver to a reputable title company, real estate brokerage company or law firm (in any such case, "Escrow Agent"), as an earnest money deposit ("Deposit") to secure Tenant's obligations to purchase the Entire Premises, an amount equal to the lower of (i) $200,000, or (ii) the amount deposited by any then existing offeror for the Entire Premises. In the event Tenant fails to close on the purchase of the Entire Premises in violation of the terms hereof, Landlord shall be entitled to the Deposit as liquidated damages. Subject to the provisions of Section 8.1(c), the "Earlier Option Price" shall be equal to the product of (i) ten multiplied by (1) the sum of (a) the annual Rent specified in Section 1.7 hereof for the period in which the Notice of Exercise of Earlier Option Date occurs, plus (b) the net annual base rent (i.e. exclusive of taxes, maintenance, insurance and other costs) of all Third Party Leases for the twelve (12) month period preceding the Notice of Exercise of Earlier Option Date. If Tenant does not exercise the Earlier Option within the time provided in this Section 8.1(b), Tenant's right to exercise the Earlier Option shall be deemed forever waived, unless Landlord does not enter into a bona fide contract to sell the Entire Premises to an independent third party within six (6) months after the earlier date of (x) Tenant's delivery of notice to Landlord declining to exercise the Earlier Option, or (y) the expiration of the Earlier Option, and close within six (6) months thereafter.

Wrongful failure to close by either party after exercise of the 39 Year Option shall be a default by such failing party.

                      (c) Calculations of Applicable Option Price.

                             (i) If, within the six (6) months preceding the
39th anniversary of the Effective Date respecting the 39 Year Option or if applicable, within one (1) month after the Notice of Intent to Sell Date respecting the Earlier Option, Landlord, at its sole cost and expense, delivers to Tenant a then current (i.e. not more than three (3) months old, and no subsequent material change in condition since the date of such appraisal such as due to governmental action, casualty or act of God) fair market value appraisal prepared by an MAI appraiser, and certified to Landlord and Tenant, concluding and evidencing the then fair market value of the Entire Premises ("Landlord's Appraised Value") which exceeds the 39 Year Option Price or Earlier Option Price, as applicable ("Applicable Option Price"), the Applicable Option Price shall be increased by an amount equal to twenty-five (25%) percent of such excess (subject to the below provisions of this Section 8.1(c)). If Tenant disagrees with Landlord's Appraised Value, and if Landlord and Tenant cannot otherwise agree on the Applicable Option Price, Tenant shall have the option, at its sole cost and expense, to engage its own MAI appraiser to appraise the Entire Premises, and if the two appraisers cannot agree to the then fair market value of the Entire Premises, the two appraisers shall appoint a third MAI appraiser, the cost of whom shall be shared equally by Landlord and Tenant. The average of the three appraisals shall be deemed the fair market value of the Entire Premises, and if such average exceeds the Applicable Option Price, the Applicable Option Price shall be increased by twenty-five (25%) percent of such excess. Any and all appraisals contemplated in this Section 8.1(c) shall be limited to the value of the real estate, and expressly shall not include any value attributable to (i) any capital improvements made subsequent to the Effective Date (except for those, if any, made by Landlord, at its sole cost and expense) and/or (ii) goodwill or the operation of business subsequent to Closing. If Landlord does not deliver such appraisal in accordance with the provisions hereof and within the time provided in this Section 8.1(c), Landlord's right to seek an increase in the Applicable Option Price shall be deemed waived.

                             (ii) If any portion of the Third Party Leased
Premises is not leased at the time relevant for purposes of calculating the Applicable Option Price, then, for purposes of calculating the Applicable Option Price, the net annual base rent (i.e. exclusive of taxes, maintenance, insurance and other costs) due with respect to such unleased space shall be presumed to be the lower of (a) the fair rental value as certified by an MAI appraiser engaged by Landlord and/or Tenant (and the MAI appraiser shall be paid by the party engaging the same), or (b) the last net annual base rent (i.e. exclusive of taxes, maintenance, insurance and other costs) actually paid by the last existing bona fide unaffiliated tenant for such unleased Third Party Leased Premises [however, any bona fide Third Party Lease entered into between independent, unrelated parties with a rental schedule without unusual charges, and no "side" inducements" shall be presumed to be at fair rental value]. If Landlord or Tenant shall engage an MAI appraiser as provided in this Article 8 (and whoever engages such appraiser shall pay for the same), then prior to the rents being included in the calculation provided in Sections 8.1(a) and/or (b), such appraiser shall certify that such rents provided in the Third Party Leases with respect to Third Party Leased Premises (whether leased or unleased) for the year in question are at fair rental value. If both parties engage their own appraisers and the two appraisers cannot agree to the then fair rental value, the two appraisers shall appoint a third MAI appraiser, the cost of whom shall be shared equally by Landlord and Tenant. The average of the three appraisals shall be deemed the fair rental value.

                      (d) Miscellaneous: The options to purchase described in subsections 8.1(a) and (b) ("PURCHASE OPTIONS") shall be exercised by Tenant, if at all, by delivery to Landlord, at any time prior to the respective deadlines set forth in subsections 8.1(a) and (b) of written notice exercising the applicable Purchase Option ("EXERCISE NOTICE"). Upon delivery of the Exercise Notice, (i) Tenant shall have a period of six (6) months thereafter, subject to extension by reason of casualty or condemnation ("6 MONTH DEADLINE") within which to secure financing acceptable to Tenant, failing which Tenant shall be permitted to rescind the Exercise Notice, and (ii) the closing of the sale and purchase ("Closing") shall be at a mutually convenient date within the 6 Month Deadline. Tenant shall also be permitted to rescind the Exercise Notice in the event that at any time prior to Closing: (a) the Entire Premises or any part thereof shall suffer a material casualty, condemnation or environmental hazard not caused by Tenant, or (b) Landlord's title shall be other than good, marketable and insurable as herein provided (excepting the "PERMITTED

EXCEPTIONS", as set forth on Exhibit C), or (c) there shall be an event occurring subsequent to the exercise of the Purchase Option by Tenant, and not caused by Tenant, which shall result in the (x) introduction in the Entire Premises or any part thereof of any Hazardous Material or (y) violation of any law.

                      (e) Closing: At Closing: (1) Landlord shall convey good, marketable and insurable title to the Entire Premises by general warranty deed, subject only to the Permitted Exceptions and other matters approved in writing (or caused) by Tenant, and shall execute and deliver such other sale and purchase documents then customarily executed and delivered by sellers of commercial property in Miami Beach, Florida, (2) Landlord shall pay all documentary stamp taxes and surtaxes, and other expenses then customarily borne by sellers of commercial property in Miami Beach, Florida (except, in any event, Tenant shall be responsible for title insurance premiums), (3) Landlord shall execute and deliver to Tenant such title and other documents as may be required by Tenant's title insurer or otherwise are then customarily delivered by sellers of commercial property in Miami Beach, Florida, (4) (i) Rent and other sums due Landlord and/or Tenant hereunder, and (ii) rents, utilities, real and personal property taxes and other sums respecting the Third Party Leased Premises, shall be prorated through the date prior to Closing, (5) Tenant shall pay to Landlord the Applicable Option Price, subject to applicable prorations, adjustments and credits, (6) all terminable executory contracts shall be terminated, except as otherwise required by Tenant, and with respect to executory contracts which are not terminated, Landlord shall use its best efforts to deliver to Tenant, duly completed and executed estoppel letters, as may be reasonably requested by Tenant (and with respect to any such executory contracts as to which Landlord fails to deliver such estoppel letters, Landlord, by closing affidavit, shall warrant all such information as would be contained therein), (7) Landlord shall deliver sole and exclusive possession of the Third Party Leased Premises to Tenant (subject to the possessory rights of tenants under leases then in effect for the Third Party Leased Premises as provided herein), (8) Landlord and Tenant shall mutually execute and deliver an assignment and assumption (with reciprocal indemnities) of all Third Party Leases, executory contracts desired by Tenant, warranties, licenses and permits, (9) Landlord shall deliver a Florida Department of Revenue transferee certificate (or then equivalent), such that Tenant shall not be liable for Landlord's sales taxes.

                      (f) Special Environmental Provision: In the event (i) Landlord triggers Tenant's option to purchase as contemplated in Section 8.1(b), and (ii) Tenant is unable, solely due to the existence of any environmental condition affecting any portion of the Entire Premises as of the Effective Date and not caused by Tenant after the Effective Date, to obtain conventional financing at then prevailing rates and terms to enable it to close within the time contemplated in said Section 8.1(b), then Landlord agrees to finance, with a conventional purchase money note and first mortgage (with customary assignment of rents and other security interests), seventy-five (75%) percent of the Earlier Option Price, on the following terms and conditions: (a) interest shall accrue at a fixed rate of interest that is equal to that which SunTrust (or if SunTrust does not then exist, a similar bank then existing) is then offering for similar loans; (b) the promissory note shall provide for eighty-four (84) equal monthly payments, consisting of principal and interest based upon an assumed amortization period of twenty-five (25) years, payable in arrears, with a maturity date of the seventh (7th) anniversary of the Closing Date; (c) the mortgage shall encumber all of the Entire Premises; and (d) such other terms and conditions customary for a first mortgage financing of commercial real estate.

               8.2 Ace Hardware: Landlord has advised Tenant that the Entire Premises are subject to a certain right of first refusal ("ACE RIGHT OF REFUSAL") in favor of Ace, as provided in the Ace Lease. In the event Ace, or its successors or assigns under the Ace Lease acquire the Entire Premises or any part thereof pursuant to the Ace Right of Refusal, then from and after such date through the expiration of the Term, the Rent provided in Section 1.7 (if and as modified by other provisions hereof) shall be reduced by fifty (50%) percent. The Ace Right of Refusal is set forth on Exhibit C. Landlord agrees not to renew the Ace Lease, or allow Ace to holdover beyond the termination of the Ace Lease, unless Ace releases, in a writing in recordable form, any and all rights of refusal to purchase any portion of the Entire Premises.

                          ARTICLE 9 - REAL ESTATE TAXES

               9.1 Taxes on the Entire Premises: The tax parcels comprising the Entire Premises ("Tax Parcels") are as follows:

                      Tax Parcel            Brief Description           Folio No.
                      ----------            -----------------           ---------
                      1                     Lots 2 & 3                  02 3234 017 0160
                      2                     Lots 4 & 5                  02 3234 017 0170
                      3                     Lot  6                      02 3234 017 0180
                      4                     Lots 7 & 8                  02 3234 017 0190

               Landlord shall pay, on or before the due date, all taxes and assessments levied against the Entire Premises.

               9.2 Tenant's Proportionate Share of Taxes:

                      (a) Tenant shall pay to Landlord its proportionate share of the real estate taxes and assessments levied upon and assessed against the Tax Parcels, for each tax year of the Term, based upon the maximum available discount, as follows:

               (1)    Tax Parcel 1:         100%,
               (2)    Tax Parcel 2:

                              based upon a fraction, the numerator of which is the Gross Leasable Area of the Premises lying within Tax Parcel 2, and the denominator of which is the Gross Leasable Area of the Entire Premises lying within Tax Parcel 2 [if possible, this fraction will be determined prior to Closing, and the actual percentage shall be set forth herein];

               (3)    Tax Parcel 3: 0%,

               (4)    Tax Parcel 4:

                              based upon a fraction, the numerator of which is the Gross Leasable Area of the Premises lying within Tax Parcel 4, and the denominator of which is the Gross Leasable Area of the Entire Premises lying within Tax Parcel 4 [if possible, this fraction will be determined prior to Closing, and the actual percentage shall be set forth herein].

Such taxes shall be payable within fourteen (14) days after receipt by Tenant of a true copy of said tax bill and a statement in writing from Landlord setting forth the amount of Tenant's proportionate share. No fine, penalty or interest charge for non-payment or late payment of any such taxes referred to herein by Landlord shall be apportioned to Tenant, unless Tenant fails to timely pay its proportionate share in which event Tenant shall pay Landlord such additional sums resulting from Tenant's late payment. In the event of assessments which may be paid in installments by reason of bonding or otherwise, Landlord shall elect to make payment under the maximum installment plan, and Tenant shall bear no liability as to any taxes due prior to the Effective Date or following the expiration or earlier termination of this Lease. Tenant's proportionate share is defined as that fraction of which the numerator is the Gross Leasable Area of the Premises and the denominator of which is the Gross Leasable Area of the entire Entire Premises. Such computation shall be made separately for each tax year. Tenant shall also pay, directly to the taxing authority, all taxes on all personal property at the Premises during the Term.

                      (b) For the purpose of computing Tenant's share of the tax bill, there shall be excluded: (i) any increase in taxes caused by construction in the Entire Premises commenced subsequent to occupancy by Tenant hereunder until such time as such space constitutes Gross Leasable Area; (ii) income, excess profits, estate, single business, inheritance, succession, transfer, franchise tax or assessment upon Landlord or the rentals payable under this Lease; (iii) tenant improvements on Third Party Leased Premises installed subsequent to the Effective Date; and (iv) any increase caused by a "change in ownership" pursuant to a sale to Ace Hardware under the Ace Right of Refusal.

                      (c) Any rebates, refunds or abatements of real estate taxes received by Landlord subsequent to payment of taxes by Tenant shall be refunded to Tenant on a proportionate basis within ten (10) days of receipt thereof by Landlord. Any such rebate, refund or abatement realized by Landlord prior to payment by Tenant shall result in an immediate reduction in Tenant's proportionate share of taxes then due to Landlord.

               9.3 Right to Contest: Tenant shall have such rights to contest the validity or amount of real estate taxes as are permitted by law, either in its own name or in the name of Landlord, in either case with Landlord's reasonable cooperation. Any resultant refund, rebate or reduction shall be used first to repay the expenses of obtaining such relief. Landlord shall provide Tenant with government notices of assessment (or reassessment) in time sufficient to reasonably permit Tenant, at Tenant's election, to make contest.

               9.4 Special 1998 Provision: Notwithstanding anything to the contrary, the parties acknowledge and agree as follows: (a) Landlord shall fully pay, prior to delinquency, any and all special assessments, interest thereon and any other sums arising out of the City of Miami Beach Resolution Nos. 94-21165 and 94-21213 ("Pending Liens Assessments"), as and when the same come due and payable (and, at Landlord's option, Landlord may pay such Pending Liens Assessments in installments), (b) Tenant shall have no obligation to pay any portion of the Pending Liens Assessments, (c) with respect to the real estate taxes for all Tax Parcels for the 1998 calendar year ("1998 Taxes"), Tenant's obligation to pay its proportionate share thereof, as set forth in Section 9.2 below, shall be reduced by multiplying such proportionate share by 75.34% (to reflect that Landlord is solely responsible for the 1998 Taxes for the period January 1, 1998 through and including March 31, 1998), and (d) in the event Landlord fails to pay the Pending Liens Assessments or the 1998 Taxes prior to delinquency, Tenant may (but is not obligated to) pay the same, and upon such payment, Tenant may offset all such paid sums against the next accruing monies due under this Lease.

                             ARTICLE 10 - INSURANCE

               10.1 Landlord's Insurance: Landlord will maintain at all times during the Term (i) an All Risk Policy insuring against damage to the Entire Premises (excluding the interior, non-structural elements of the Store), for at least ninety (90%) percent of full replacement value, (ii) a policy or policies of public liability insurance against any and all damages and liability on account of, or arising out of injuries to persons or property or the death of any person or for property damage occurring in the Entire Premises, in the minimum amount of TWO MILLION ($2,000,000) DOLLARS single limit in any one accident, and (iii) such other forms of insurance which are commonly carried by prudent owners of other shopping centers located in "South Beach", Florida, of a similar size, age and nature which Landlord, in its reasonable discretion, desires to carry. Said policy or policies shall name Tenant as an additional insured and include contractual liability insurance recognizing the liability assumed in Section 19.2 hereof.

               10.2 Tenant's Insurance: Tenant will maintain at all times during the Term (i) an All Risk Policy insuring against damage to the interior, non-structural elements of the Store [but Tenant is not required hereunder to insure its personal property], for at least ninety (90%) percent of full replacement value, and (ii) a policy or policies of public liability insurance against any and all damages and liability on account of, or arising out of injuries to persons or property or the death of any person or for property damage occurring in the Store, in the minimum amount of TWO MILLION ($2,000,000) DOLLARS single limit in any one accident. Said policy or policies shall name Landlord as an additional insured and include contractual liability insurance recognizing the liability assumed in Section 19.1 hereof. In addition to the foregoing requirements of this Section 10.2, Tenant shall pay to Landlord its proportionate share of the Landlord's insurance premiums as provided in Section 10.1, for each year of the Term. Such proportionate share shall be determined in the same manner set forth for real estate taxes in Section 9.2 hereof, and shall be payable within fourteen (14) days after receipt by Tenant of a true copy of said Landlord's insurance premium notices and a statement in writing from Landlord setting forth the amount of Tenant's proportionate share. Notwithstanding the foregoing, Tenant shall not be required to pay any excess portion of Landlord's insurance premiums which are attributable to space outside of the Premises which are subject to an extraordinary increase in insurance premium based upon high risk with respect to use, construction or like cause.

               10.3 Insurance Requirements: Landlord and Tenant agree to deliver to the other certificates of insurance evidencing the existence in force of the policies of insurance described in this Article. All insurers shall have a rating of A-/VI or better under the then current edition of Best's Insurance Guide. Each of the certificates shall provide that such insurance shall not be cancelled or materially amended unless thirty (30) days' prior written notice of such cancellation or amendment is given to the party designated on such certificate as the holder thereof. The policies required hereunder may be in the form of blanket coverage, with reasonable deductibles, so long as the blanket policies comply with the terms hereof.

               10.4 Waiver of Subrogation: Tenant and Landlord hereby waive and release any and all right of recovery against the other, including employees and agents, arising during the

Term for any and all loss or damage to any property located within or constituting a part of the Entire Premises which loss or damage arises from the perils covered by an insurance policy. This mutual waiver is in addition to any other waiver or release contained in this Lease. Landlord and Tenant shall give written notice to its insurers of the provisions of this waiver and release and have its insurance policies endorsed, if required, to prevent invalidation of insurance coverage by reason of this waiver and release. Landlord and Tenant, respectively, agree to use best efforts to have their respective insurance carriers include a "waiver of subrogation" provision in such policies without increase in premium; if such provision can be obtained only upon the payment of an increase in premium, then the party who would benefit from such provision shall have the option of paying the increase in premium or foregoing the benefit of such provision.

                       ARTICLE 11 - TITLE TO IMPROVEMENTS

               11.1 Title to Improvements: Notwithstanding anything contained in this Lease to contrary, the parties hereto agree as follows:

               (a) All trade fixtures, equipment and other personal property including, but not limited to, all signs, ice machines, soda fountains, fryers, grills, toasters, freezers, walk-in coolers, tables, chairs, display racks, gondolas, shelving, carpeting, lighting fixtures, fans, hoods and other restaurant, grocery, kitchen and dining room equipment, shall be, remain and continue to be the sole and absolute property of Tenant and may be replaced at any time during the term of this Lease and may be removed prior to or at the expiration or termination of this Lease; provided, however, that such removal shall not impair the structural integrity of the building. Landlord further acknowledges that all such property is personal property and is not to become a part of the realty no matter how affixed to it.

     (b) Title to the improvements and any repairs, alterations, additions or improvements thereto shall be vested in and remain in Tenant at all times during the term of this Lease, including any renewal or extension thereof. Upon the expiration of this Lease (or sooner upon purchase of the Premises by Tenant), any extension or renewal hereof, or its sooner termination, title to the improvements shall automatically pass to and become vested in Landlord.

               11.2 Security Interest Permitted:

                      (a) Tenant shall have the right at any time to grant a security interest in the improvements or any part thereof, and/or any equipment, goods, trade fixtures and other personal property owned by Tenant, and installed or kept on the Premises. Landlord hereby consents to any such security interest. Landlord shall subordinate its statutory landlord's lien in favor of any primary lender of Tenant and to any purchase money lender or equipment lessor. Landlord agrees that it will, within ten (10) days after any written request by Tenant, confirm the foregoing consent in writing, and execute and deliver such instruments as may be requested relating thereto.

                      (b) If Tenant mortgages its leasehold estate and the mortgagee or holders of the indebtedness secured by the leasehold mortgage or trust deed shall notify Landlord, in the manner provided for the giving of notice, of the execution of such mortgage or trust deed and name the place for service of notice upon such mortgagee or holder of indebtedness, then, in such event, Landlord agrees for the benefit of such mortgagees or holders of indebtedness from time to time:

                      (i) That Landlord will give to any such mortgagee or holder of indebtedness simultaneously with service on Tenant a duplicate of any and all notices or demands given by Landlord to Tenant. Such notices shall be given in the manner and be subject to the terms of the notice provisions of this Lease.

                      (ii) That such mortgagee or holder of indebtedness shall have the privilege of performing any of Tenant's covenants under this Lease, of curing any default of Tenant or of exercising any election, option or privilege conferred upon Tenant by the terms of this Lease.

                      (iii) That Landlord shall not terminate this Lease or Tenant's right of possession for any default of Tenant if, within a period of thirty (30) days after the expiration of the period of time within which

                             Tenant might cure such default under the provisions of this Lease, such mortgagee or holder of indebtedness commences to eliminate the cause of such default and proceeds diligently and with reasonable dispatch until such default is cured.

                      (iv) That, except for the rights to terminate contained in this Lease, no rights, privilege or option to cancel or terminate this Lease, available to Tenant, shall be deemed to have been exercised effectively unless joined in by any such mortgagee or holder of the indebtedness.

                      (v) That no liability for the payment of rental or performance of any of Tenant's obligations shall attach to or be imposed upon any mortgagee, trustee under any trust deed or holder of any indebtedness secured by any mortgage or trust deed upon the leasehold estate, unless such mortgagee, trustee or holder of indebtedness forecloses its interest and becomes the tenant under this Lease.

                       ARTICLE 12 - MAINTENANCE AND REPAIR

               12.1 By Tenant: Subject to Section 12.2, Tenant shall maintain the (i) roof upon the building(s) located on Tax Parcel 1, (ii) exterior, cosmetic elements of the building(s) located on Tax Parcel 1, (iii) interior, non-structural elements of the Store, and (iv) the Common Areas identified in subpart (i) of Section 2.5 hereof, all in good repair and good condition, reasonable wear and tear and damage by casualty excepted (as to which the provisions of Article 16 shall control). Tenant's obligations under subpart (iv) above shall be performed at Landlord's cost, but Landlord shall only be required to reimburse Tenant for its reasonable, verifiable and actual costs relating to the same. Tenant shall have no obligation to repair any damage or defects caused by the negligence of Landlord, its agents, employees or contractors, and any such repairs effected by Tenant, after ten (10) days' (or sooner in the event of emergency) written notice and failure to cure, shall be promptly reimbursed by Landlord within five (5) days following billing from Tenant. Notwithstanding the foregoing provisions of this Section 12.1, in the event Tenant removes its HVAC equipment from the roof upon the building(s) located on Tax Parcel 1 or constructs a platform above the roof to carry such HVAC equipment (and repairs any damage caused thereby and/or replaces such areas of the roof as shall be required thereby or such areas theretofore controlled by Tenant which are then in need of repair or replacement, in any event to bring the same into good and leak free condition), then from and after such point, Landlord shall be responsible for all repair, maintenance and replacement of the roof upon the building(s) located on Tax Parcel 1.

               12.2 By Landlord: Landlord, at its sole cost and expense, shall maintain and repair the floor slab, roof, structural elements and utilities of the Premises (except for Tenant's obligations set forth in Section 12.1 hereof and except for such portions of utilities lines which are located within the Premises), in good and sightly condition consistent with its current condition and other shopping center facilities in "South Beach", Miami Beach, Florida, of a similar size, age and nature. Tenant shall give Landlord notice of such repairs as may be required under the terms of this Section, and Landlord shall proceed forthwith to effect the same with reasonable diligence, but in no event later than thirty (30) days after having received notice. In the event of an emergency, Tenant shall be empowered to undertake immediate repairs of such nature as would normally be Landlord's responsibility, and notify Landlord promptly after such repairs have been undertaken, in which event Tenant may deduct the cost thereof from the rentals next coming due.

               12.3 Alterations Required by Law: Any repairs, alterations or other improvements required by governmental authority which results from the particular use of Tenant (including the Americans with Disabilities Act of 1990, if applicable), shall be done by Tenant at its sole cost and expense. Any such work, however, which is required of the Entire Premises in general, or of all similar buildings in Miami Beach or Dade County, or by any tenant under a Third Party Lease, shall be performed by Landlord or Tenant, as they may agree, pursuant to plans and specifications as shall be mutually agreed between them (and not unreasonably withheld or delayed), and at cost to be shared equally between them.

                            ARTICLE 13 - ALTERATIONS

               13.1 Alterations: Tenant may make any alterations or improvements to the Premises, in a good and workmanlike manner, in conformity with all laws, ordinances and regulations of public authorities having jurisdiction. Except for repairs, replacements, painting (of the same or substantially the same color) and matters involving signage, Tenant shall not make any alterations to the exterior or material structural elements of the Store, without first obtaining the written approval of Landlord. Such approval shall not be unreasonably withheld, delayed or conditioned and shall be deemed granted if Tenant is not notified in writing of a reasonable basis for withholding such approval within ten (10) days of notifying Landlord thereof.

                             ARTICLE 14 - NET LEASE

               14.1 Net Lease: This is a "net lease", and Tenant shall pay all charges to, and pay all expenses of or related to, the Premises, except as otherwise expressly provided herein.

               14.2 Compliance with Laws: Tenant agrees, at its sole cost and expense, to comply with all laws, ordinances, orders and regulations regarding the Premises and Tenant's use and occupancy thereof. Tenant agrees to comply with the reasonable regulations and requirements of any insurance underwriter, inspection bureau or similar agency with respect to the Premises.

               14.3 Prohibitions: Tenant agrees not to (i) permit any illegal practice to be carried on or committed on the Premises; (ii) make use of or allow the Demised Premises to be used for any unlawful purpose that would invalidate or increase the rate of insurance therefor; (iii) keep or use to permit to be kept or used on the Premises any flammable fluids, gases, or explosives without the prior written permission of Landlord except for normal cleaning and other commonly used commercial products; (iv) use the Premises for any purpose whatsoever which would create a tortious nuisance; (v) deface or injure the building of the Demised Premises; or (vi) commit or suffer any waste.

                             ARTICLE 15 - UTILITIES

               15.1 Payment: Tenant agrees to pay all use charges for natural gas, water, electricity, telephone and other utilities and services consumed or rendered during the Term.

                              ARTICLE 16 - CASUALTY

               16.1 Reconstruction of Premises and Entire Premises: In the event the Premises or Entire Premises shall be partially or totally destroyed by fire or other casualty, then, to the extent permitted by law, the damage shall be promptly repaired and/or replaced by Landlord (except for Tenant's interior, non-structural leasehold improvements and personal property), and the Rent shall be abated in proportion to the Gross Leasable Area of the Premises rendered untenantable. Upon completion of Landlord's restoration obligations, Landlord shall so notify Tenant. Thereupon, Tenant shall promptly repair and/or replace its interior, non-structural leasehold improvements. Payment of full Rent shall re-commence after Tenant has completed its restoration and re-opened for business. In making repairs, restoration or reconstruction, Landlord and Tenant, at their respective sole cost and expense, shall comply with all laws, ordinances, and governmental rules or regulations, and shall perform all work or cause such work to be performed with due diligence and in a first-class manner, in accordance with plans and specifications prepared by Tenant and approved by Landlord, such approval not to be unreasonably withheld or delayed. All permits required in connection with said repairs, restoration and reconstruction shall be obtained by the party obligated to perform the same.

               16.2 Termination Rights: Tenant shall be permitted to terminate this Lease by delivery of written notice to Landlord in the event that (i) more than thirty-three (33%) percent of the Store is damaged, (ii) more than thirty-three (33%) percent of the Gross Leasable Area of the Entire Premises is damaged (whether or not the Store shall be damaged), and (iii) more than five (5%) percent of the Gross Leasable Area of the Entire Premises is damaged during the last two (2) years of the then existing term. If Tenant elects to terminate this Lease in accordance with the provisions of this Section, Tenant shall notify Landlord within ninety (90) days after such casualty, whereupon Landlord shall be entitled to all proceeds of insurance upon the real property (and such improvements as shall devolve upon Landlord upon the expiration of this Lease) and right of recovery against insurers respecting the same.

                            ARTICLE 17 - CONDEMNATION

               17.1 Reconstruction of Premises and Entire Premises: In the event the Premises or Entire Premises shall be taken by condemnation or private purchase in lieu thereof, then the balance of the Premises and/or Entire Premises shall be promptly repaired and/or replaced by Landlord, to the extent permitted by law, so as to render the same an integrated unit (except for Tenant's interior, non-structural leasehold improvements and personal property), and the Rent shall be abated in proportion to the Gross Leasable Area of the Premises so taken. Upon completion of Landlord's restoration obligations, Landlord shall so notify Tenant. Thereupon, Tenant shall promptly repair and/or replace its interior, non-structural leasehold improvements. Payment of full Rent shall re-commence after Tenant has completed its restoration and re-opened for business. In making repairs, restoration or reconstruction, Landlord and Tenant, at their respective sole cost and expense, shall comply with all laws, ordinances, and governmental rules or regulations, and shall perform all work or cause such work to be performed with due diligence and in a first-class manner, in accordance with plans and specifications prepared by Tenant and approved by Landlord, not to be unreasonably withheld. All permits required in connection with said repairs, restoration and reconstruction shall be obtained by the party obligated to perform the same.

               17.2 Termination Rights: Tenant shall be permitted to terminate this Lease by delivery of written notice to Landlord in the event that (i) more than thirty-three (33%) percent of the Store is taken, (ii) more than thirty-three (33%) percent of the Gross Leasable Area of the Entire Premises is taken (whether or not the Store shall be taken), (iii) more than five (5%) percent of the Gross Leasable Area of the Entire Premises is taken during the last two (2) years of the then existing term, (iv) more than thirty-three (33%) percent of the parking area shall be taken, or (v) any material change occurs to Tenant's access and frontage. A "Taking" means the initiation by any governmental authority of any condemnation proceeding, moratorium, initiative, referendum, or any regulation which impairs parking, or any transfer in lieu thereof.

               17.3 Abatement of Rents: If Tenant does not so terminate this Lease, then all rent payable hereunder shall be reduced by multiplying the same by a fraction, the numerator of which is the Gross Leasable Area taken, and the denominator of which is the Gross Leasable Area of the Store prior to the Taking. Further, if the parties are unable to agree as to the amount of abatement, within forty-five (45) days after the Taking the matter shall be submitted to arbitration under the rules of the American Arbitration Association.

               17.4 Award: Nothing herein contained shall prevent Landlord and Tenant from prosecuting claims in any condemnation proceedings for the value of their respective interests. Landlord shall be entitled to the condemnation award attributed to the real property, and Tenant for the taking of its fixtures and equipment, leasehold improvements, relocation expenses, severance damages, loss of leasehold estate, goodwill, loss of business or other award not related to the value of the real property. The parties waive such rights of Lease termination as may be granted them in the event of condemnation by the laws of the state wherein the Store is located, it being their agreement that the rights of termination set forth in this Lease shall be exclusive.

                         ARTICLE 18 - CONSTRUCTION LIENS

               18.1 Prohibition: Neither Tenant nor Landlord shall permit any mechanic's, materialman's, construction or other lien against the Premises or the Entire Premises in connection with any labor, materials or services furnished or claimed to have been furnished at the request of such party or their respective agents, employees, tenants or contractors. If any such lien shall be filed against the Premises or the Entire Premises, the party charged with causing the lien will cause the same to be discharged, provided, however, that either party may contest any such lien, so long as the enforcement thereof is stayed.

                             ARTICLE 19 - INDEMNITY

               19.1 Indemnity by Tenant: With respect to its use and occupancy of the Premises, Tenant agrees to save Landlord harmless from and indemnify and defend Landlord against any and all injury, loss, damage, liability (or any claims in respect of the aforementioned), costs or expense (including, without limitation, attorney's fees incurred through all levels of proceedings, reasonable investigative and discovery costs), of whatever nature, to any person or property caused or claimed to be caused by or resulting from any breach of this Lease (or any representation contained herein) or any wrongful act, omission or negligence of Tenant or agent of Tenant or any act or thing occurring on the Premises during the Term not caused by Landlord or Landlord's agents, employees or contractors; provided that Landlord, upon becoming aware of such claim or damage, shall promptly notify Tenant. If Landlord, without fault on its part, shall be made a party to any third party litigation commenced by or against Tenant, then Tenant shall protect, defend, indemnify and hold Landlord harmless therefrom and shall pay Landlord all costs and expense, including reasonable attorneys' fees incurred through all levels of proceedings, which Landlord may sustain by reason thereof.

               19.2 Indemnity by Landlord: Landlord agrees, at Tenant's option, to protect, defend, indemnify and save Tenant harmless from and against any and all injury, loss, damage, liability (or any claims in respect of the aforementioned), costs or expenses (including, without limitation, attorneys' fees incurred through all levels of proceedings, reasonable investigation and discovery costs), of whatever nature, to any person or property caused or claimed to be caused by or resulting from any breach of this Lease (or any representation contained herein) or any wrongful act, omission or negligence of Landlord or its employees, agents or contractors; provided that Tenant, upon becoming aware of such claim or damage, shall promptly notify Landlord. If Tenant, without fault on its part, shall be made a party to any third party litigation commenced by or against Landlord, then Landlord shall protect, defend, indemnify and hold Tenant harmless therefrom and shall pay Tenant all costs and expense, including reasonable attorneys' fees incurred through all levels of proceedings, which Tenant may sustain by reason thereof.

               19.3 Waiver of Subrogation: This Article 19 shall be subject to the provisions of Section 10.4. Subject to the provisions of Section 10.4, nothing contained in the Lease shall exempt either party from responsibility or liability arising out of the negligent or willful act or omission or breach of the Lease by such party or such party's agents, employees or contractors.

                          ARTICLE 20 - QUIET ENJOYMENT

               20.1 Quiet Enjoyment: Landlord agrees to promptly place Tenant in possession of the Premises in accordance with the provisions of this Lease. Tenant shall peaceably and quietly have, hold and enjoy the Premises with all appurtenances, and its other rights hereunder during the Term and without any manner of hindrance or interference with its quiet enjoyment, possession and use by any party claiming by, through or under Landlord.

                              ARTICLE 21 - DEFAULT

               21.1 Tenant's Default: The occurrence of any one or more of the following events shall constitute a default of this Lease by Tenant: (a) the failure by Tenant to make any payments required to be made by Tenant hereunder, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant; and (b) except as otherwise provided in this Lease, the failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, other than described in subpart (a) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's non-compliance is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commenced such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion. In the event of any such default by Tenant, then Landlord shall be entitled to all the following remedies:

                      (i) terminate this Lease by giving written notice of termination to Tenant, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to so surrender the Premises, then Landlord may, without prejudice to any other remedy it has for possession of the Premises or arrearages in Rent or other damages as provided herein, re-enter and take possession of the Premises and expel or remove Tenant and any other person occupying the Premises or any part thereof, in accordance with applicable law; or

                      (ii) Landlord may re-enter and take possession of the Premises without terminating the Lease in accordance with applicable law, and relet the Premises and apply the Rent received to the account of Tenant.

In the event of any such default by Tenant, Landlord may at any time thereafter bring an action for damages for the rent reserved hereunder and for the commercially reasonable and actual, verifiable costs of reletting and/or injunctive relief (it being recognized that in such event Landlord may be irreparably harmed for which there is no adequate remedy at law). Notwithstanding the foregoing or anything contained in this Lease, (i) Landlord shall not have any right to accelerate the rents and other charges payable hereunder, except that Landlord shall be permitted to accelerate the excess, if any, between the Rent due hereunder and the then fair rental value of the Premises, discounted to present value, and (ii) in the event of any default by Tenant, Landlord shall use reasonable efforts to mitigate its damages.

               21.2 Bankruptcy of Tenant: The occurrence of any of the following shall constitute a default and breach of this Lease by Tenant: (i) If Tenant shall file a voluntary petition in bankruptcy or an order for relief shall otherwise be entered with respect to Tenant, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, wage earner's plan, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other debtor's relief statute or law, or seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of Tenant's properties or of the Premises; or
(ii) If within sixty (60) days after commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy code or any other present or future applicable federal, state or other debtor's relief statute of law, such proceeding shall not have been dismissed, or stayed on appeal, of if, within sixty (60) days after the appointment, without the consent or acquiescence or Landlord, of any trustee, receiver or liquidator of Landlord or of all or any substantial part of Landlord properties or of the Premises, such appointment shall not have been vacated or stayed on appeal or otherwise, or if, within sixty (60) days after the expiration of any such stay such appointment shall not have been vacated; or
(iii) If the Premises shall be seized under any levy, execution, attachment or other process of court and the same shall not be promptly vacated or stayed on appeal or otherwise, or if Tenant's interest in the Premises is sold by judicial sale and the sale is not promptly vacated or stayed on appeal or otherwise.

               21.3 Landlord's Default: The occurrence of any one or more of the following events shall constitute a default of this Lease by Landlord: (a) the failure by Landlord to make any payments required to be made by Landlord hereunder, where such failure shall continue for a period of ten (10) days after written notice thereof from Tenant to Landlord; and (b) except as otherwise provided in this Lease, the failure by Landlord to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Landlord, other than described in subpart (a) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Tenant to Landlord; provided, however, that if the nature of Landlord's non-compliance is such that more than thirty (30) days are reasonably required for its cure, then Landlord shall not be deemed to be in default if Landlord commenced such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion. In the event of any such default by Landlord, Tenant may at any time thereafter, with notice, terminate this Lease and/or bring an action for damages and/or injunctive relief (it being recognized that in such event Tenant may be irreparably harmed for which there is no adequate remedy at law).

               21.4 Performance by Tenant: If Landlord fails to commence to perform any of its maintenance, repair or replacement obligations under this Lease after receiving written notice of such failure from Tenant, or Landlord fails to use commercially reasonable efforts to substantially complete such maintenance, repair or replacement work within a reasonable period of time thereafter, or in the event of any other default by Landlord under this Lease, then Tenant shall have the right to cure such Landlord default under the Lease and Landlord shall reimburse Tenant for Tenant's reasonable costs incurred in effecting such cure promptly after receipt of a bill therefor.

               21.5 Epicure Parking Premises: In the event of a default by Tenant under this Lease pursuant to which Landlord has recovered possession of the Premises and the Lease has been terminated (and either such recovery of possession and termination are not disputed by Tenant [as evidenced by the express written acknowledgement of Tenant], or the same has been accomplished by lawful final court order by a court of competent jurisdiction with no remaining unexercised appeal rights in favor of Tenant), the date of which being the "EFFECTIVE TERMINATION DATE", Landlord shall have the right and/or obligation to purchase the Epicure Parking Premises as provided below in this Section 21.5. If either Landlord or Tenant desire Landlord to purchase the Epicure Parking Premises after the Effective Termination Date, it shall notify the other party in writing of such desire within ten (10) days after the Effective Termination Date (the date of such notice being the "PARKING PREMISES NOTICE DATE"). Upon such notification, Landlord shall be obligated to purchase the Epicure Parking Premises at ninety-seven (97%) percent of a price (the "PARKING PRICE") to be determined by appraisal if the parties cannot otherwise agree to the Parking Price within five
(5) days after the Parking Premises Notice Date. If the parties do not so otherwise agree, each party, at its expense, shall engage its own M.A.I. appraiser to prepare a fair market value appraisal to be certified to Landlord and Tenant, concluding and evidencing the then fair market value of the Epicure Parking Premises. Each such appraisal shall be delivered to the parties within thirty (30) days after the Parking Premises Notice Date. If the two appraisers cannot agree to the then fair market value of the Epicure Parking Premises, the two appraisers shall appoint a third M.A.I. appraiser, the cost of whom shall be shared equally by Landlord and Tenant. The average of the three appraisals shall be deemed the fair market value of the Epicure Parking Premises. Within ten (10) days after the Parking Price shall have been determined as hereinabove provided, Tenant shall convey the Epicure Parking Premises to Landlord in return for the Parking Price (with respect to which Landlord may offset any sums due from Tenant to Landlord that have been reduced to a lawful judgment with no remaining unexercised appeal rights). With respect to such conveyance, the provisions of
Section 8.1(e) shall apply except as follows: (i) the references to "Landlord" and "Tenant" shall be deemed reversed, and (ii) the reference to "Third Party Leased Premises" shall be deemed to refer to the "Epicure Parking Premises". If neither Landlord nor Tenant exercise the rights provided in this Section 21.5 within twenty (20) days after the Effective Termination Date, time being strictly of the essence, the provisions of this Section 21.5 shall be deemed null and void.

                          ARTICLE 22 - ATTORNEYS' FEES

               22.1 Prevailing Party: If either party commences an action against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the losing party, reasonable attorneys' fees, costs of suit, investigation costs and discovery costs, including through all levels of appeal.

                          ARTICLE 23 - NON-DISTURBANCE

               23.1 Non-disturbance: Simultaneously herewith, Landlord may have obtained and delivered to Tenant an executed Subordination and Non-Disturbance Agreement from each Mortgagee who at the time of execution hereof has any interest in the Premises or the Entire Premises. If not, Tenant shall have the right to payoff and satisfy any such Mortgagee upon any default by Landlord under any such mortgage which is not cured prior to the Mortgagee taking action to foreclose such mortgage, in which event (a) Tenant shall then have the option to purchase the Entire Premises in accordance with the provisions of Section 8.1(b) and other provisions contained in Article 8 hereof, as though the "Notice of Intent to Sell Date" shall be the date on which Tenant shall payoff and satisfy such Mortgagee, and (b) the "Earlier Option Price", as applicable to such purchase shall be reduced by the payment made to such Mortgagee (and, if Tenant has not exercised its option to purchase, then Tenant shall have the right to setoff the amount of such payment against Rent). The term "MORTGAGEE" shall mean any (a) lender the security for whose loan encumbers the Premises or the Entire Premises, and (b) lessor whose interest in the Entire Premises is paramount to Landlord's. The term "SUBORDINATION AND NON-DISTURBANCE AGREEMENT" means an agreement, in recordable form and in form and substance reasonably satisfactory to counsel for Tenant, Landlord and such Mortgagee, assuring Tenant, among other things, that notwithstanding any default by Landlord to the Mortgagee, or any foreclosure or deed in lieu thereof (or Mortgagee's termination proceedings), Tenant's rights to possession of the Premises and other material rights under this Lease (including the Purchase Options, free and clear of any mortgage recorded subsequent to the Memorandum of Lease) shall continue in full force and effect and shall remain undisturbed so long as Tenant is not in default hereunder so as to permit Lease termination, and assuring Mortgagee that this Lease is subordinate to the Mortgage subject to the provisions hereof. The Earlier Option shall be applicable to any succession in title to a Mortgagee.

               23.2 Subordination: Upon Landlord's request, Tenant shall subordinate its interest in this Lease to any mortgage hereafter placed by Landlord upon the Premises or the Entire Premises with an insurance company, bank or any other institutional lender; provided that such lender executes a Subordination and Non-Disturbance Agreement. Tenant will, upon request of such lienholder, be a party to such an agreement, and will agree that if such lienholder succeeds to the interest of Landlord, Tenant will attorn to and recognize said lienholder (or successor in interest of the lienholder) as its Landlord under the terms of this Lease.

               23.3 Limitation on Mortgages: Notwithstanding anything to the contrary, in no event shall the amount due under any mortgage encumbering the Entire Premises, when combined with the amounts due under all other prior mortgage(s), if any, encumbering the Entire Premises, exceed the lowest Applicable Option Price. The parties hereto acknowledge and agree that Landlord shall have the right to seek financing beyond the mortgages recorded prior to the Effective Date, encumbering Landlord's interest in the Entire Premises as Landlord may elect, subject to the following terms and conditions precedent:

               (A) From SunTrust: (1) the total sum due under all mortgages, including the prospective new financing, encumbering any portion of the Entire Premises (except for mortgages placed by Tenant after Closing respecting its leasehold interest) for which no Subordination and Non-Disturbance Agreement is obtained shall not exceed $2,500,000, and there shall be no prepayment prohibition, penalties or premiums (excepting penalties or premiums which do not cause the amount of all mortgages to exceed $2,500,000), (2) at the time of any such financing, Landlord, at its expense, shall deliver to Tenant a true, correct and complete copy of the MAI appraisal of the Entire Premises used by SunTrust for the loan facility in question ("Appraisal"), (3) the Appraisal shall evidence that the fair market value of the Entire Premises is not less than $4,000,000, and (4) in conjunction with seeking such financing from SunTrust, Landlord shall use its best efforts to obtain a Subordination and Non-Disturbance Agreement (failing which Tenant shall have the right to payoff and satisfy such additional financing subject to and in accordance with the provisions of Section 23.1); and

               (B) From any lender other than SunTrust: (1) the total sum due under all mortgages, including the prospective new financing (and including the financing contemplated in subpart (B) above), encumbering any portion of the Entire Premises (except for mortgages placed by Tenant after Closing respecting its leasehold interest) shall not exceed the lowest Applicable Option Price, and there shall be no prepayment prohibition, penalties or premiums (excepting penalties or premiums which do not cause the amount of all mortgages to exceed the lowest Applicable Option Price), and (2) at the time of any such financing, Landlord, at its expense, shall deliver to Tenant a Subordination and Non-Disturbance Agreement signed by such lender.

               Landlord shall execute Notices Restricting Future Advances or such other instrument(s) as may be reasonably requested by Tenant respecting the provisions of this Section 23.3.

                             ARTICLE 24 - ASSIGNMENT

               24.1 Landlord's Consent Generally Required: Except as hereinafter provided, Tenant may not assign this Lease, or sublet the Premises, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned.
               24.2   Transactions Not Requiring Landlord's Consent:

                      (a) Net Worth Test: Notwithstanding the provisions of
Section 24.1, Tenant shall be permitted without Landlord's consent, but upon twenty (20) days' prior written notice to Landlord, to assign or sublease the Lease or any part thereof, to any Tenant whose net worth exceeds the product of
(a) ten multiplied by (b) the then current annual Rent due under this Lease as set forth in Section 1.7 hereof.

                      (b) Chainwide or Affiliated Transactions: Notwithstanding the provisions of Section 24.1, Tenant shall be permitted without Landlord's consent, but upon twenty (20) days' prior written notice to Landlord, to assign or sublease the Lease or any part thereof, (i) in connection with the sale of all or substantially all of Tenant's restaurants, stores, assets or stock; (ii) in connection with the sale of substantially all of Tenant's locations in Dade, Broward and Palm Beach County, Florida (if at least five (5) such locations),
(iii) in connection with a public or private offering of an ownership interest in Tenant not in contravention of federal and state securities laws, (iv) to any parent, subsidiary or affiliate of Tenant, and (v) in connection with any portion of the Premises other than Tax Parcel 1.

               24.3 Applicable Provisions: In the case of any assignment or subletting under this Article 24, Tenant and its transferee shall execute, acknowledge and deliver to Landlord a fully executed counterpart of a written assignment of lease or sublease, as the case may be, duly consented to by Tenant's guarantor, if any, by the terms of which: (1) in case of an assignment, Tenant will assign to such assignee Tenant's interest in this Lease, together with all prepaid rents hereunder, if any, and the assignee will accept said assignment and assume and agree to perform, directly for the benefit of Landlord, all of the terms, covenants and conditions of this Lease on Tenant's part to be performed hereunder; or (2) in case of a subletting, (i) the sublease and the sublessee's interest therein will in all respects be subject and subordinate to all of the terms, covenants and conditions of this Lease and the sublessee thereunder will agree to be bound by and to perform all of the terms, covenants and conditions of this Lease on Tenant's part to be performed hereunder, and (ii) Tenant shall collaterally assign such sublease to Landlord as additional security of Tenant's obligations hereunder (provided that such collateral assignment does not violate any then existing loan of Tenant). In the case of any assignment or subletting which cannot be made without Landlord's consent, Tenant shall pay to Landlord an administrative fee of Five Hundred ($500.00) Dollars upon Landlord's compliance with, and as a condition to, Landlord's obligations under this Article 24. In the event of an assignment, subletting or other transfer pursuant to the applicable provisions of this Lease, to a successor whose net worth exceeds the amount identified in Section 24.2(a), Tenant shall be released from all obligations and liabilities accruing under this Lease subsequent to the effective date of such assignment, subletting or other transfer.

                            ARTICLE 25 - HOLDING OVER

               25.1 Holding Over: If Tenant shall remain in possession of the Premises or any portion thereof after the expiration of the Term in the absence of an agreement in writing between Landlord and Tenant, the party remaining in possession shall be deemed a tenant at sufferance (at a rental equal to 150% of the then current Rent), until acceptance of rent by Landlord, at which time the person in possession shall become a tenant from month-to-month at the same rental and under the same terms and conditions as existed immediately prior to the expiration of the Lease.

                               ARTICLE 26 - SIGNS

               26.1 Exterior and Pylon Signage: Tenant may erect and maintain upon the exterior of the Store and upon any pylon or monument sign serving the Entire Premises a sign or signs which Tenant deems appropriate to the conduct of its business, consistent with Tenant's sign criteria. If permitted by applicable law, Tenant shall also be permitted to erect its own pylon or monument signage.

               26.2 Miscellaneous: Notwithstanding the foregoing, Tenant's signage must comply with all applicable laws, rules and ordinances. Landlord shall fully cooperate with Tenant towards obtaining all requisite sign approvals. Without limiting the generality of the foregoing, Landlord shall not seek or allow any other party to seek any signage within the Entire Premises which would prohibit, impair or otherwise adversely affect Tenant's ability to obtain its desired signage.

                              ARTICLE 27 - NOTICES

               27.1 Notices: Any notice to be given or served in connection with this Lease shall be in writing and may be served by personal delivery upon the party, or upon a corporate officer thereof, or may be served by certified mail, or by reputable overnight air courier service, addressed as specified in Section
1.3 hereof. Service of notices shall be deemed effective seventy-two (72) hours after deposit in the U.S. mail in accordance herewith, or upon dispatch with a reputable overnight air courier service which provides written evidence of delivery. Copies of notices sent to Tenant shall also be sent simultaneously, in like manner, to Howard L. Friedberg, Katz, Barron, Squitero, Faust & Berman, P.A., 2699 South Bayshore Drive, Seventh Floor, Miami, Florida 33133. Copies of notices sent to Landlord shall also be sent simultaneously, in like manner, to Greg Marks, Greenberg Traurig, 1221 Brickell Avenue, Miami, Florida 33131. Such designees may be changed by written notice sent in like manner.

                       ARTICLE 28 - ENVIRONMENTAL MATTERS


               28.1 Landlord's Obligations. During the Term, Landlord (including its tenants and its and their sublessees, successors and assigns) will not use, generate, place, store, release, or otherwise dispose, nor permit the use, generation, placing, storage, release, or disposal of Hazardous Materials in the Entire Premises, except in accordance with all Environmental Laws. If during the Term Hazardous Materials are discovered in any portion of the Third Party Leased Premises, Landlord will immediately undertake or cause to be undertaken remediation or removal of the Hazardous Materials in accordance with all Environmental Laws and, to the extent Tenant's business is interrupted during the remediation or removal, Tenant's rent will be abated as is fair and reasonable under the circumstances. Landlord shall protect, indemnify, defend and hold Tenant and Tenant's partners, shareholders, officers, employees, agents, contractors, sublessees, assignees, concessionaires, customers, and invitees (collectively, "AFFILIATED PARTIES") harmless against and reimburse Tenant and Tenant's Affiliated Parties for all Hazardous Materials Liabilities asserted against or incurred by Tenant or Tenant's Affiliated Parties and arising out of a breach of the representations, warranties or covenants set forth in this Section 28.1.

               28.2 Tenant's Obligations. During the Lease Term, Tenant (including its sublessees, successors and assigns) will not use, generate, place, store, release or otherwise dispose of Hazardous Materials in the Premises or Entire Premises, except in accordance with all Environmental Laws. In the event of a breach of the foregoing, Tenant will undertake remediation or removal in accordance with all Environmental Laws. In addition, Tenant shall protect, indemnify, defend and hold Landlord and Landlord's Affiliated Parties harmless against and reimburse Landlord and Landlord's Affiliated Parties for all Hazardous Materials Liabilities asserted against or incurred by Landlord or Landlord's Affiliated Parties as a result of a breach of Tenant's obligations under this Section 28.2.

               28.3 Hazardous Materials Defined. The term "Hazardous Materials" as used herein means any substance (i) the presence of which requires special handling, storage, investigation, notification, monitoring, or remediation under any Environmental Law, (ii) which is toxic, explosive, corrosive, erosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous, (iii) which is or becomes regulated by and Governmental Authority, or
(iv) the presence of which causes or threatens to cause a nuisance to the Entire Premises or Premises or to adjacent properties or premises.

               28.4 Environmental Laws Defined. The term "Environmental Laws" refers to all Laws relating to (i) emissions, discharges, spills, releases or threatened releases of Hazardous Materials onto land or into ambient air, surface water, groundwater, watercourses, publicly or privately owned treatment works, drains, sewer systems, wetlands, or septic systems, (ii) the use, treatment, storage, disposal, handling, manufacturing, transportation, or shipment of Hazardous Materials, or (iii) the protection of human health or the environment.

               28.5 Hazardous Materials Liabilities Defined. The term "Hazardous Materials Liabilities" as used herein means all claims, damages, losses, forfeitures, expenses, or liabilities arising from or caused in whole or in part, directly or indirectly, by a breach by the other party of its representations, warranties, or covenants under Section 28.1 or 28.2 of this Lease, including, without limitation, all costs of defense (including reasonable attorneys' fees and other costs of litigation), all consultants' fees, and all costs of investigation, repair, remediation, restoration, cleanup, detoxification or decontamination, and/or preparation and implementation of any closure, remedial action or other required plan.

               28.6 Survival. The provisions of this Section 28 will survive the expiration or earlier termination of this Lease.

                           ARTICLE 29 - MISCELLANEOUS

               29.1 Memorandum of Lease: This Lease shall not be recorded. However, a memorandum thereof, in form and substance attached hereto as Exhibit D and made a part hereof (the "Memorandum of Lease"), shall be executed, in recordable form, by Landlord and Tenant concurrently herewith and recorded by Tenant among the Public Records of Dade County, Florida.

               29.2 Successors and Assigns: The terms, conditions and covenants herein contained shall inure to the benefit of and be binding upon the heirs, permitted assigns and other successors in interest to the parties hereto.

               29.3 Late Payments: Any sum accruing to Landlord or Tenant under the provisions of this Lease which shall not be paid within seven (7) days following written notice that such sum is due shall (a) subject Tenant to a one time administrative fee (and not as a penalty) of $200, and (b) bear interest from the due date at the rate of three (3%) percent per annum above the "prime rate" as published from time to time in The Wall Street Journal (Eastern edition). Notwithstanding the foregoing provisions of this Section 29.3, in the event Tenant fails to pay any sum within seven (7) days after notice of past due more than two times in any twelve month period, then for the balance of any such twelve month period, any subsequent late payment within such twelve month period shall not require notice by Landlord, and the foregoing administrative fee and interest imposition shall be effective from and after the due date of any payment not made when due.

               29.4 Severability: If any term, covenant, condition or restriction of this Lease is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions hereof shall remain in full force and effect and shall in no way be affected, impaired, or invalidated thereby.

               29.5 Relationship of Parties: Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third person to create the relationship of principal and agent, or of partnership, or of joint venture, or of any other association between the parties other than Landlord and Tenant.

               29.6 Time: Time is of the essence of the performance of each provision of this Lease. Time periods of less than six (6) days shall be computed so as to exclude Saturdays, Sundays, and national or Florida legal holidays, and any time period which ends on a Saturday, Sunday or national or Florida legal holiday shall be extended to the next business day.

               29.7 No Waiver: No waiver shall be enforceable unless the same is express, in writing and signed by the party against whom such waiver is sought to be enforced. The waiver of performance of any covenant, term or condition of this Lease by Landlord or Tenant shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The various rights, options, elections, powers and remedies of the parties contained in this Lease shall be construed as cumulative and no one of them exclusive of any other or of any legal or equitable remedy which either party might otherwise have in the event of a breach by the other, and the exercise of one right or remedy by a party shall not in any way impair its right to any other right or remedy.

               29.8 Force Majeure: Landlord and Tenant shall be excused for the period of any delay and shall not be deemed in default with respect to the performance of any of the terms, covenants and conditions of the Lease (except payment of Rent and other sums due hereunder) when prevented from so doing by cause or causes beyond such party's control, which shall include, without limitation, all labor disputes, governmental regulations or controls, fire or other casualty, inclement weather, inability to obtain any material, services, acts of God, or any other cause, whether similar or dissimilar to the foregoing, not within the control such party.

               29.9 No Third Party Beneficiaries: There shall be no third party beneficiaries arising out of the Lease.

               29.10 Confidentiality: Landlord will treat the monetary and operating terms and conditions of this Lease as confidential and will not divulge same, except to its attorneys, accountants and other professionals or pursuant to compulsory process or applicable law, to any person other than any existing or prospective mortgagee of the Entire Premises or any prospective purchaser of Landlord's interest in this Lease. Landlord agrees not to furnish copies of all or any part of this Lease to a person other than to a party described in the preceding sentence. Landlord acknowledges that any plans or specifications of Tenant and Tenant's trademarks and service marks are the sole property of Tenant, and Landlord shall not have any rights to the same. Nor shall Landlord be entitled to use, disclose or publish the same without the prior written consent of Tenant, which may be unreasonably withheld. The provisions of this Section 29.10 shall not affect the Memorandum of Lease as provided in Section 29.1.

               29.11 Consents: Wherever in the Lease provision is made for the consent, approval or discretion of Landlord or Tenant, the same shall not be unreasonably withheld, delayed or conditioned (except if and as otherwise expressly provided herein). In the event either party fails, in writing, to approve or reject, in accordance with the terms hereof, any request for consent or approval within thirty (30) days (or such sooner time as may be herein provided), the same shall be deemed approved. Wherever the Lease provides for one party to incur costs on behalf of the other party, such costs shall be deemed limited to actual, reasonable and verifiable costs.

               29.12 Review of Statements: All charges due from Tenant to Landlord for which Tenant must be billed by Landlord, must be billed within twelve (12) months of the date the charge is incurred by Landlord or Landlord will have waived its right to reimbursement which may have been established in any paragraph to this Lease.

               29.13 Interpretation: Words of gender used in this Lease shall be deemed to include other genders, and singular and plural words shall be deemed to include the other, as the context may require. Paragraph headings in this Lease are for convenience only, are not a part of the agreement of the parties, and shall not constitute an aid in interpreting this Lease. Each of the covenants of this Lease shall be deemed dependent upon each other covenant hereof.

               29.14 Governing Law: This Lease shall be construed in accordance with and governed by the internal laws of the State of Florida, except as otherwise required by mandatory provisions of law. Venue shall be in Dade County, Florida.

               29.15 Authority: Each individual executing this Lease on behalf of the named parties represents and warrants that he is duly authorized to execute this Lease on behalf of such party in accordance with a duly adopted resolution of such party and in accordance with the agreement of partnership or articles of incorporation and bylaws (as applicable), and by delivery hereof warrants that execution by no other signatory is required and will hold the other party harmless from any claim to the contrary (and loss suffered by reason thereof).

               29.16 Entire Agreement: This Lease, together with all Exhibits attached hereto, constitutes the entire agreement between the parties in respect to the subject matter hereto, and this Lease cannot be changed, modified, amended, waived or supplemented in any way without the prior express written consent of each party, except in respect to the waiver by one party which need only be signed by the party against whom such waiver is sought to be enforced. Landlord and Tenant acknowledge that Landlord and Epicure Market, Inc., a Florida corporation ("Prior Tenant") were parties to a certain lease ("Prior Lease") respecting the Premises, which Prior Lease, simultaneously herewith, has been terminated by Landlord and Prior Tenant. Neither Landlord nor Tenant shall have any liability whatsoever to the other respecting the Prior Lease or matters involving the Premises or Entire Premises, except as provided in this Lease.

               29.17 Brokerage: Landlord and Tenant represent that it has not dealt with any real estate broker or salesmen in connection with this Lease and that it has dealt with no person which would create any liability for the payment of a commission, except for Kenneth Roth and Robert Shenkman (collectively, "Broker"). Landlord shall pay the entire commission due the Broker, and shall protect, defend, indemnify and hold Tenant harmless from and against any and all claims, demands, and liability (including attorneys fees and costs incurred through all levels of proceedings) which may arise therefrom, or either of them. If any other person claims a commission, the party through whom such person is claiming shall protect, defend, indemnify and hold the other harmless from claims, demands, and liability (including attorneys fees and costs incurred through all levels of proceedings) which may arise therefrom.

               29.18 Estoppel Certificates: Landlord and Tenant each agree, not later than ten (10) days following the written request of the other party, to execute and deliver to the other party a written declaration made to such party's knowledge: (i) ratifying this Lease; (ii) confirming the commencement and expiration dates of the term of this Lease; (iii) certifying that Tenant is in occupancy of the Premises; and (iv) stating any known defaults by both parties, and (iv) such other information that may be reasonably requested.

               29.19 Radon: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department.

               29.20 Rules and Regulations: Tenant agrees to comply with the reasonable, uniformly enforced rules and regulations pertaining to the Entire Premises; provided that such rules and regulations do not materially impair Tenant's rights under this Lease or increase Tenant's costs.

               29.21 Landlord's Right of Entry: Tenant shall permit Landlord and its agents, upon reasonable notice, to enter the Premises during Tenant's normal business hours (at mutually agreeable times) for the purpose of inspecting the same or making repairs permitted hereunder (but such right shall not be deemed to impose any repair obligation on Landlord), and to show the Premises to actual or prospective purchasers, lenders and during the last six (6) months prior to the expiration of the Term (subject to extension as provided herein) to prospective tenants. Landlord shall be entitled to enter the Premises during times other than Tenant's normal business hours only in the event of an emergency. The term "emergency" as used herein shall mean a situation which requires, in the good faith judgment of Landlord, immediate action in order to prevent death, bodily injury, property damage or theft. In connection with the exercise of its rights under this Section 29.21, Landlord agrees to use its best efforts to minimize any interference with the ongoing business of Tenant at the Premises.

               29.22 Surrender of Premises: Upon the expiration of the Term (subject to extension as provided herein), or any earlier termination of this Lease, Tenant shall surrender to Landlord the Premises, including, without limitation, all building apparatus and fixtures then constituting a part of the Premises (other than as provided herein), and all alterations, improvements and other additions (other than as provided herein) which may be made or installed by either party to, in, upon or about the Premises, in good condition, reasonable wear and tear, Landlord's acts, casualty and condemnation excepted.

               29.23 Purchase Agreement: Landlord and Tenant acknowledge that they, together with other parties, are parties to that certain Asset Purchase Agreement having an effective date of February 9, 1998, modified as of February 17, 1998 ("Purchase Agreement"), and that the closing thereof occurred on and as of the Effective Date. There shall be no rights of offset or setoff by Tenant as a result of any obligations of, or default by, Landlord or its affiliates under the Purchase Agreement or the agreements executed at the closing thereof (other than this Lease and the Memorandum of Lease). Likewise, neither Jerry's Famous Deli, Inc., a California corporation ("JFD") or Tenant shall have any liability to Landlord by reason of any obligations of, or default by, Tenant or JFD under the Purchase Agreement or the agreements executed at the closing thereof (other than this Lease and the Memorandum of Lease, to which Tenant is a party).

               29.24 Right of First Refusal to Lease: In the event that Landlord shall receive from a non-affiliated third party a bona fide written offer acceptable to Landlord for the lease of the Third Party Leased Premises or any part thereof ("Offer"), then Landlord shall deliver to Tenant a copy of such Offer and a statement in reasonable detail, of personal and financial information relating to the proposed tenant ("Background Information"), within ten (10) days after its receipt; provided however, that no Offer shall be valid or cognizable under this Lease unless it (i) is non-assignable, (ii) is accompanied by the Background Information, and (iii) provides that the lease thereof is subject to all of the terms and conditions of this Lease. Tenant shall have the exclusive right of first refusal to lease the Third Party Leased Premises or such part thereof for the rent and upon the terms set forth in the Offer. If Tenant fails to give written notice within twenty (20) days after receipt of the Offer, then Landlord shall be free to complete the lease of the Third Party Leased Premises or such part thereof, upon the terms and conditions contained in the Offer, within thirty (30) days following the expiration of the said twenty (20) day period; provided that if the proposed lease is not completed within said thirty (30) day period to said offeror, upon the terms and conditions contained in the Offer, then Tenant's right of first refusal under this Section 29.24 shall be fully restored and reinstated as if such Offer had never been made.

               29.25 Arbitration: Except for matters involving equitable relief and for summary eviction proceedings, any claims or disputes arising out of or relating to this Lease shall be settled by binding arbitration conducted in Dade County, Florida in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, and judgment upon the award entered by the arbitrator(s) may be entered, in any court having jurisdiction thereof. Neither party's right to file a lawsuit seeking an injunction or other equitable relief or such party's right to injunctive or other equitable relief is subject to arbitration or to the provisions of this Section.

               IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the first (1st) day of April, 1998.

WITNESSES:                              TENANT:

                                        NATIONAL DELI CORPORATION,
                                        a Florida corporation
------------------------------

                                        BY:  /s/ ISSAC STARKMAN
------------------------------              ------------------------------------
                                            Isaac Starkman
                                            Chief Executive Officer
                                            (CORPORATE SEAL)

                                            LANDLORD:

                                            EDWARD THAL AND LEONARD THAL dba E &
                                            L THAL REAL ESTATE ACCOUNT
                                            PARTNERSHIP, a Florida general
                                            partnership a/k/a E & L REAL ESTATE
                                            PARTNERSHIP, a Florida general
                                            partnership, a/k/a/ E & L THAL
                                            PARTNERS, a Florida general
                                            partnership
------------------------------

                                        BY:   /s/ EDWARD THAL
------------------------------              ------------------------------------
                                            EDWARD THAL, General Partner and
                                            individually

------------------------------

                                        BY:   /s/ LEONARD THAL
------------------------------              ------------------------------------
                                            LEONARD THAL, General Partner and
                                            individually, by Naomi Thal as
                                            Plenary Guardian of the Person and
                                            Property of Leonard Thal